Exhibit 99.2

EyeGate Pharma Acquires Jade Therapeutics

Transaction enhances development pipeline with addition of new ophthalmic platform technology.

First Jade product to enter clinic later this year.

WALTHAM, Mass., March 07, 2016 — Eyegate Pharmaceuticals, Inc. (NASDAQ: EYEG) (“EyeGate” or the “Company”), a specialty pharmaceutical company that focuses on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye, today announced that it has acquired Jade Therapeutics, Inc. (“Jade”), a privately-held company developing locally administered, polymer-based products designed to treat poorly-served ophthalmic indications. Jade’s proprietary, crosslinked, bio-erodible hydrogel technology has demonstrated a variety of unique and beneficial characteristics, whether employed alone or as a sustained-release drug-delivery vehicle. In conjunction with the acquisition, EyeGate will gain a strong research and development team and the co-founders of Jade have been appointed to senior management or consulting roles within EyeGate. Barbara Wirostko, M.D., Co-founder and Chief Medical Officer of Jade has joined EyeGate as Chief Medical Officer and MaryJane Rafii, Ph.D., Co-founder and Chief Business Officer of Jade has joined in a consulting role to assist with ongoing business development activities.

“The integration of Jade into EyeGate significantly strengthens our market position through the addition of a robust preclinical pipeline that complements EyeGate’s ongoing efforts to develop novel treatments for diseases of the eye. The acquisition also meets our objective of expanding our development focus and building a diversified portfolio of ocular therapeutic assets led by EGP-437 and our iontophoretic delivery technology,” commented Stephen From, President and Chief Executive Officer of Eyegate Pharmaceuticals. “Our expanded pipeline now includes both preclinical and clinical assets that collectively address a large market opportunity. We are very excited about this opportunity and are confident that by combining the capabilities of both the companies, we can create value for our shareholders while developing products to potentially help patients suffering from eye disorders.”

Jade’s proprietary, cross-linked thiolated carboxymethyl hyaluronic acid (CMHA-S) is a modified form of the natural polymer hyaluronic acid (HA) which possesses unique physical and chemical properties such as viscoelasticity and water retention. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well suited for treating various ocular surface injuries. This novel crosslinked HA product has demonstrated global safety and efficacy in small animals in a real world setting, as it is already marketed as a highly efficacious veterinary product by BayerDVM under the Remend™ brand to treat corneal wounds. EyeGate intends to initiate a clinical study for Jade’s lead product candidate for corneal epithelial defects in late 2016.

With the transaction, Jade has become a wholly owned subsidiary of EyeGate. EyeGate’s acquisition of Jade has led to the creation of a premier ophthalmology company at the forefront of developing innovative therapies for patients with ocular diseases.

Dr. Wirostko added, “I am thrilled to join EyeGate following this transaction. With a strong executive team and a deep ophthalmic pipeline, it became clear early in the process that EyeGate was the optimal company to continue the development of Jade’s proprietary CMHA-S technology. We believe that CMHA-S has tremendous potential across multiple ophthalmic indications, and I look forward to working with the EyeGate team to advance the technology to clinical trials and, hopefully, to market.”

Dr. Barbara Wirostko, Co-founder of Jade and newly-appointed EyeGate Chief Medical Officer, is a board certified ophthalmologist and holds appointments as a Clinical Adjunct Associate Professor in Ophthalmology, Moran Eye Center, and an Adjunct Associate Professor of Bioengineering at the University of Utah. She is a former Senior Medical Director and Development Lead at Pfizer, where she led a successful EU regulatory EMA filing for Xalatan in pediatric glaucoma and oversaw the development of Pfizer’s glaucoma pipeline strategy as well as the Medical programs for the global product Xalabrands. At Pfizer, she had direct involvement with early drug development programs, clinical trials, and post marketing medical responsibilities in the areas of diabetes, AMD, dry eye, and glaucoma. Prior to joining Pfizer, Dr. Wirostko was Chief Ophthalmologist practicing as a clinician and specializing in glaucoma at the Huntington Medical Group PC, in Huntington, New York. During her 10 years in practice, she served as Principle Investigator for various pivotal glaucoma clinical trials for major pharmaceutical companies specialized in eye care.

Under the terms of the agreement, in consideration for the outstanding equity interests in Jade, EyeGate will repay Jade liabilities of up to $300,000 and will issue 765,728 shares of EyeGate common stock, 90% of which were issued at the closing and 10% of which will be held back for 18 months to satisfy post-closing adjustments or indemnification obligations. The transaction also includes a cash earn-out provision calling for the additional payment of up to $2,164,451 contingent upon a Jade product receiving FDA marketing approval.

About Crosslinked Hyaluronic acid (CMHA-S)

This proprietary platform is a unique, differentiated and superior technology designed to overcome delivery of ocular drugs. CMHA-S persists on the ocular surface for longer duration, resists rapid degradation, requires less frequent dosing, is visually clear due to unique viscosity properties, and most importantly facilitates more rapid ocular surface and corneal healing.

About Jade Therapeutics

Jade Therapeutics is a privately-held company focused on developing locally administered, polymer-based products designed to treat poorly-served ophthalmic indications. Jade’s proprietary, cross-linked, bioerodible hydrogel technology has demonstrated a variety of unique and beneficial characteristics, whether employed alone or as a sustained-release drug-delivery vehicle. This approach could enable improved therapeutic outcomes along with increased patient compliance to therapy, decreased frequency of administration and office visits, and avoidance of subsequent surgeries – ultimately resulting in better visual outcomes with enhanced quality of life. The company has six programs under development for diverse ocular indications.

About EyeGate:

EyeGate is a clinical-stage specialty pharmaceutical company that is focused on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye. EGP-437, the Company’s first and only product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate® II Delivery System. For more information, please visit www.EyeGatePharma.com.

Safe Harbor Statement:

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s or Jade’s products, including EyeGate’s EGP-437 combination product, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 31, 2015, or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Lee Roth / Joseph Green

The Ruth Group for Eyegate Pharmaceuticals

646-536-7012 / 7013

lroth@theruthgroup.com / jgreen@theruthgroup.com